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                                                                   EXHIBIT 10.18


                          CONTINGENT PAYMENT AGREEMENT
                          ----------------------------

        CONTINGENT PAYMENT AGREEMENT, dated as of September 29, 1995, among Charter Communications Entertainment, L.P., a Delaware limited partnership ("CCE"), CCT Holdings Corp., a Delaware corporation ("CCT"), and Cencom Cable Television, Inc., a Delaware corporation ("Cencom").

        WHEREAS, Kelso Investment Associates V, L.P., a Delaware limited partnership, Kelso Equity Partners V, L.P., a Delaware limited partnership, and certain individual investors (collectively, "Kelso") and Charter Communications, Inc., a Delaware corporation ("Charter"), own all of the outstanding shares of capital stock of CCT and CCA Holdings Corp., a Delaware corporation ("CCA");

        WHEREAS, Cencom and Lenoir T.V. Cable, Inc., a North Carolina corporation (together, the "Sellers"), CCT and CCA have entered into a Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March 30, 1995, providing for the sale of certain assets (the "Assets") by the Sellers to CCT on the date hereof;

        WHEREAS, immediately after the closing under the Asset Purchase Agreement CCT will contribute a majority of the Assets to CCE in exchange for general and limited partnership interests in CCE and CCA will cause a majority of the assets of its direct and indirect subsidiaries to be contributed to CCE in exchange for general and limited partnership interests in CCE;

        WHEREAS, in connection with the foregoing arrangements CCE has agreed that Cencom will be entitled to receive payments from CCE if certain conditions are met;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Distributions to CCT by the Partnerships.
           ----------------------------------------
           (a) Basic  Formula. If, at any time after the date hereof, CCT
               --------------
receives a distribution from CCE, Charter Communications

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Entertainment II, L.P. ("CCE II'") or Charter Communications Entertainment I,
L.P. ("CCE I") (collectively, the "Partnerships") that is not used entirely to pay either outstanding principal of or accrued interest on the Senior Subordinated Note, in the principal amount of $165,687,890, issued to Cencom by CCT on the date hereof, as such note may be amended from time to time (the "Cencom Note"), or Permitted Expenses (as defined in the Limited Partnership Agreement of CCE, dated as of the date hereof, attached as Exhibit A hereto, as the same shall be amended from time to time in accordance with Section 5 hereof (the "Partnership Agreement")) (the gross amount of such distribution, a "Partnership Distribution"), then CCE will pay to Cencom an amount equal to the product of 15% and the amount, if any, of (i) the aggregate amount of cash (or
                                           -
the cash equivalent value of other property) distributed to CCT and CCA in connection with such Partnership Distribution over (ii) the sum of (A) Equity
                                                    --              -
Value (as defined below) immediately prior to such Partnership Distribution; (B)
                                                                              -
the amount of such Partnership Distribution applied to the payment of outstanding principal of and accrued interest on the Cencom Note; and (C) the
                                                                       -
amount of such Partnership Distribution applied to the payment of accrued but unpaid Permitted Expenses of CCT. "Equity Value" shall initially mean $450 million and shall be subject to adjustment as provided in Sections 1(c), 2(c) and 3(b) below. Prior to making any Partnership Distribution, CCE and CCT shall calculate the amount, if any, to be paid to Cencom pursuant to this Section 1(a) and CCE shall withhold such amount from the amounts to be distributed to CCT.

        (b)  Adjustments to Basic Formula Upon Contributions of Additional
             -------------------------------------------------------------
Capital.  If, at any time after the date hereof, any additional capital is
-------
contributed to CCE by either CCT or CCA, then the 15% factor in the formula set forth in Sections 1(a) above and 3(a) below will be reduced by multiplying it by a fraction, the numerator of which will be $450 million and the denominator of which will be $450 million plus the aggregate amount of capital contributed to CCE by CCT and CCA after the date hereof. In no event shall any adjustment under this Section 1(b) affect any calculations hereunder other than those made under
Section 1(a) above or Section 3(a) below.

        (c)  Adjustments to Equity Value Upon Partial Distributions.  The
             ------------------------------------------------------
amount, if any, of the aggregate amount of cash (or the cash equivalent value of other property)

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distributed to CCT and CCA in connection with any Partnership Distribution over the sum of (i) the amount of such Partnership Distribution applied to the
            -
payment of the outstanding principal and accrued interest on the Cencom Note and (ii) the amount of such Partnership Distribution applied to the payment of
     --
accrued but unpaid Permitted Expenses of CCT, will reduce Equity Value for purposes of any subsequent calculations of Equity Value hereunder, provided that
                                                                   --------
in no event will Equity Value be reduced below zero.

        2. Sale of Equity Securities of CCT or CCA. (a) Basic Formula. if at
           ---------------------------------------      -------------
any time after the date of this Agreement, either Kelso or Charter sells any equity securities of CCT or CCA (an "Equity Sale''), then CCE will be required to make a payment to Cencom equal to the product of 15% and the amount, if any, of (i) the sum of (x) the aggregate amount of cash (or the cash equivalent value
    -              -
of other property) received by the stockholders of CCT and CCA in connection with such Equity Sale, after payment of such stockholders' expenses relating to such Equity Sale, and (y) if equity securities of CCA were sold by Kelso or
                       -
Charter in connection with such Equity Sale, a pro rata amount (based on the percentage of the outstanding equity securities of CCA sold in connection with such Equity Sale) of the outstanding amount of principal of and accrued interest on the Senior Subordinated Note issued to HC Crown Corp. by CCA on January 18, 1995 immediately prior to such Equity Sale over (ii) Equity Value immediately
                                                 --
prior to such Equity Sale.

        (b) Adjustments to Basic Formula Upon the Issuance of Additional
            ------------------------------------------------------------
Equity. If at any time after the date of this Agreement, any additional equity
------
is contributed to or issued by either CCT or CCA, the proceeds of which are contributed to CCE, then the 15% factor in the formula set forth in Section 2(a) above will be reduced by multiplying it by a fraction, the numerator of which will be $450 million and the denominator of which will be $450 million plus the aggregate amount of equity contributed to or equity proceeds received by CCT and CCA and contributed to CCE after the date hereof. In no event shall any adjustment under this Section 2(b) affect any calculations hereunder other than those made under Section 2(a) above.

        (c) Adjustments to Equity Value Upon Partial Sales. The aggregate
            ----------------------------------------------
amount of cash (or the cash equivalent


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value of other property) received by the stockholders of CCT and CCA in connection with any Equity Sale, after payment of such stockholders' expenses relating to such Equity Sale, will reduce Equity Value for purposes of any subsequent calculations of Equity Value hereunder, provided that in no event
                                                   --------
will Equity Value be reduced below zero. In addition, following any Equity Sale of less than 100% of Kelso's and Charter's equity interests in CCT and CCA, any subsequent calculations under Sections 1, 2 and 3 shall be adjusted as necessary to reflect the reduction in Kelso's and Charter's indirect equity interests in the Partnerships as a result of such Equity Sale.

        3.  Sale of Assets by CCT or CCA.  (a)  Basic Formula.  If at any time
            ----------------------------        -------------
after the date of this Agreement, either CCT or CCA sells any assets, including without limitation, their respective partnership interests in the Partnerships (an "Assets Sale"), then CCE will be required to make a payment to Cencom equal to the product of 15% and the amount, if any, of (i) the aggregate amount of
                                                  -
cash (or cash equivalent value of other property) received by CCT and CCA in connection with such Asset Sale, after paying CCT's and CCA's expenses in connection with such Asset Sale, over (ii) the sum of (A) Equity Value
                                       --              -
immediately prior to such Asset Sale; (B) the amount from such Asset Sale
                                       -
applied to the payment of outstanding principal of and accrued interest on the Cencom Note and (C) the amount from such Asset Sale applied to the payment of
                 -
accrued but unpaid Permitted Expenses of CCT.

        (b)  Adjustments to Equity Value Upon Partial Asset Sales.  The amount,
             ----------------------------------------------------
if any, of the aggregate amount of cash (or cash equivalent value of other property) received by CCT and CCA in connection with any Asset Sale, after paying CCT's and CCA's expenses in connection with such Asset Sale, over the sum of (i) the amount from such Asset Sale applied to the payment of outstanding
    -
principal of and accrued interest on the Cencom Note and (ii) the amount from
                                                          --
such Asset Sale applied to the payment of accrued but unpaid Permitted Expenses of CCT, will reduce Equity Value for purposes of any subsequent calculations of Equity Value hereunder, provided, that in no event will Equity Value be reduced
                        --------
below zero.

        4.  Initial Public Offering.  (a) Upon an initial public offering of
            -----------------------
CCT, CCA, CCE or any successor in interest to CCT, CCA, or CCE, CCE's obligations to Cencom set


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forth in Sections 1-3 will terminate and CCT and CCE will be obligated to cause to be issued to Cencom equity securities of the entity which is making such initial public offering of the same type which are being offered to the public and having an aggregate fair market value equal to the amount which would be payable to Cencom pursuant to Section 1 if as of the date of such initial public offering the Partnerships sold 100% of their assets for fair market value for cash and distributed the net proceeds to their partners. For purposes of this
Section 4, "fair market value" will be determined with reference to the initial public offering price of the equity securities being offered to the public by such entity making an initial public offering.

        (b) Notwithstanding the provisions of Section 4(a), in the event that an issuance of equity securities to Cencom pursuant to Section 4(a) would cause Cencom or any of its affiliates to have an attributable interest in a cable operator for purposes of 47 C.F.R. (section section)76.1000 - 76.1003 and as a result any of Gaylord's Entertainment Company's cable networks would be prohibited from offering programming on an exclusive basis to cable delivery systems, then, at Cencom's option, CCT and CCE will cause such number of equity securities to be issued to Cencom as, in the opinion of Cencom's counsel, will not result in Cencom or its affiliates having such an attributable interest and CCT and CCE will have the option either (i) to pay or to cause to be paid to
                                         -
Cencom in cash the fair market value of the balance of such equity securities otherwise issuable pursuant to Section 4(a) up to the amount of the net proceeds from the initial public offering received by the entity making such initial public offering, with the balance, if any, payable in a subordinated note of such entity, convertible into equity securities with appropriate registration rights, or (ii) to cause the balance of such equity securities otherwise
            --
issuable pursuant to Section 4(a) to be sold on behalf of Cencom in such initial public offering. In any event, Cencom will be entitled to have such number of its securities registered and sold in such initial public offering in the same proportion as the number of securities owned by Kelso and Charter bears to the number of securities to be registered and sold by Kelso and Charter in such initial public offering.

        5. Amendments to Partnership Agreements. CCE and CCT will not permit any
           ------------------------------------
amendment to the Partnership Agreement or the CCE II or CCE I Agreements of Limited

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Partnership, dated as of the date hereof, attached hereto as Exhibit B and C, respectively, that would adversely affect the rights of CCT to receive allocations and distributions thereunder; provided, that such partnership
                                          --------
agreements may be amended at any time to reflect normal dilution to CCT as a result of the admission of new partners into any of the Partnerships.

        6.  Affiliate Transactions.  CCE will not enter, and will not permit or
            ----------------------
cause any of its subsidiaries to enter, into any transaction with any of their respective affiliates on terms less favorable than those that would be obtained in an arm's-length transaction with an unaffiliated third party; provided, that
                                                                 --------
(1) CCE II and its respective subsidiaries may enter into arrangements with
 -
Charter or any replacement manager upon the terms of the Management Agreement, dated as of the date hereof, between CCE II and Charter; (2) CCE I and its
                                                          -
respective subsidiaries may enter into arrangements with Charter or any replacement manager upon the terms of the Amended and Restated Management Agreement, dated as of the date hereof, between CCE I and Charter; (3) CCE II
                                                                    -
may enter into financial advisory arrangements with Kelso & Company, L.P. ("Kelso & Co.") upon the terms of the Financial Advisory Agreement, dated as of the date hereof, between Kelso & Co. and CCE II; (4) CCE I may enter into
                                                  -
financial advisory arrangements with Kelso & Co. upon the terms of the Amended and Restricted Financial Advisory Agreement, dated as of the date hereof, between Kelso & Co. and CCE I and (5) the foregoing arrangements may be amended
                                   -
to reflect subsequent acquisitions by CCE, CCE II, CCE I and their respective subsidiaries and Kelso & Co. may enter into financial advisory arrangements with future subsidiaries of CCE, CCE II and CCE I, provided that any such amendments
                                              --------
or any such new arrangements provide for management or financial advisory fees, as the case may be, which are consistent with current arrangements taking into account the value of the assets, number of subscribers and equity value of the entities acquired.

        7.  Miscellaneous
            -------------

        (a)  Amendments, etc.  The terms of this Agreement may be waived,
             ---------------
amended or supplemented only with the written consent of all the parties hereto.

        (b)  Assignment.  This Agreement may not be assigned by any party
             ----------
without the prior written consent of the


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other parties hereto; provided that Cencom may assign its rights hereunder to any of its affiliates without the prior consent of CCE and CCT.

        (c) Headings. The headings in this Agreement are solely for convenience
            --------
of reference and shall not affect its interpretation.

        (d) Counterparts. This Agreement may be executed in more than one
            ------------
counterpart which, taken together, shall constitute one agreement.

        (e) Completeness. This Agreement, together with the Limited Partnership
            ------------
Agreement of CCE, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

        (f) Termination. This Agreement shall terminate upon the earlier of
            -----------
(a) the issuance of shares to Cencom pursuant to Section 4; (b) Kelso and
 -                                                           -
Charter ceasing to own any shares of capital stock of either CCT or CCA; (c) CCE
                                                                          -
selling, transferring or otherwise disposing of all of substantially all of its assets; and (d) CCT and CCA selling, transferring or otherwise disposing of all
             -
or substantially all of their assets provided that all amounts due to Cencom
                                     --------
hereunder have been fully paid.

        (g) Disclaimer of Relationship. This Agreement is not intended to
            --------------------------
create a partnership or joint venture relationship among the parties hereto.

        (h) Governing Law.  This Agreement shall be construed in accordance with
            -------------
and governed by the laws of the State of New York.

        (i) Attorneys' Fees and Expenses of Enforcement. CCE agrees to pay up to
            -------------------------------------------
$100,000 of costs and expenses (including reasonable attorneys' fees) incurred by Cencom in any action or proceeding to enforce its rights hereunder that results in a payment to Cencom hereunder.

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        IN WITNESS WHEREOF, the parties hereto have caused this Contingent
Payment Agreement to be executed as of the day and year first above written.


                                              CHARTER COMMUNICATIONS
                                              ENTERTAINMENT, L.P.


                                              By:  CCT HOLDINGS CORP., a
                                                   general partner


                                              By:  /s/  Theodore W. Browne, II
                                                 -------------------------------
                                                 Title: Executive Vice President


                                              CCT HOLDINGS CORP.


                                              By:  /s/  Theodore W. Browne, II
                                                 -------------------------------
                                                 Title: Executive Vice President


                                              CENCOM CABLE TELEVISION, INC.


                                              By:  /s/  Jerry E. Finder
                                                 -------------------------------
                                                 Title: Chief Financial Officer



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